                                                                    EXHIBIT 23.3



                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
FirstSense Software, Inc.

     We consent to incorporation by reference in this registration statement on Form S-8 of Concord Communications, Inc. for the registration of 785,000 shares of Common Stock for the Concord Communications 1997 Stock Plan and 1997 Non-Employee Director Stock Plan of our report dated April 5, 2000, with respect to the balance sheets of FirstSense Software, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Form 8-K/A of Concord Communications, Inc. dated February 4, 2000 and filed on April 19, 2000 and in Form 8-K/A of Concord Communications, Inc. dated April 25, 2000 and filed on May 2, 2000.

                                        /s/ KPMG LLP
                                        -----------------------
                                        KPMG LLP



Boston, Massachusetts
June 26, 2000